EXHIBIT 10.26
AMENDED AND RESTATED ZIONS BANCORPORATION
1996 NON-EMPLOYEE DIRECTORS
STOCK OPTION PLAN
SECTION 1

PURPOSE OF THE PLAN
The Zions Bancorporation Stock Option Plan for Non-Employee Directors (the “Plan”) is intended to provide a method whereby the non-employee voting directors (the “Non-Employee Directors”) of Zions Bancorporation (the “Company”), who are responsible for reviewing and monitoring the performance of the Company and the performance of the Company’s officers, may be encouraged to acquire a stock ownership in the Company, thereby promoting the interests of the Company and all its stockholders. Accordingly, the Company, during the term of the Plan, will grant Options (as defined in Section 3.2) to the Non-Employee Directors to purchase shares of the Company’s common stock, subject to the conditions hereinafter provided.
SECTION 2

ADMINISTRATION OF THE PLAN
2.1.    The Plan shall be administered by the Pension and Benefits Committee (the “Committee”) which consists of officers of the Company. The Committee shall keep records of action taken at its meetings.
2.2.    The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes and terms of the Plan. All questions of interpretation and application of the Plan, or as to Options granted under the Plan, shall be subject to the determination of the Committee, which shall be final and binding.
2.3.    Notwithstanding the above, the selection of the Non-Employee Directors to whom Options are to be granted, the timing of such grants, the number of shares subject to any Option, the exercise price of any Option, the periods during which any Option may be exercised and the term of any Option shall be as hereinafter provided, and the Committee shall have no discretion as to such matters.

2.4.    Notwithstanding anything contained herein to the contrary, no member of the Committee shall be eligible to receive Options granted under the Plan.
SECTION 3
ELIGIBILITY OF GRANTEES
3.1.    Options shall be granted only to voting Non-Employee Directors of the Company who are not currently serving as full-time or part-time employees of the Company or any of its affiliates.
3.2.    Nothing in the Plan, in any option granted under the Plan (“Option”), or in any Option Agreement (as defined in Section 6.5) shall confer any right to any person to continue as a Non-Employee Director of the Company or interfere in any way with the right of the stockholders of the Company or the Company’s Board of Directors (the “Board”) to elect and remove any Non-Employee Director at any time, with or without cause.

SECTION 4

STOCK AVAILABLE UNDER THE PLAN
4.1.    The stock to be issued upon exercise of Options granted under the Plan shall be the Company’s common stock, without par value (“Common Stock”), that shall be made available either from authorized but unissued Common Stock or from Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares of Common Stock available and reserved for the grant of Options pursuant to the Plan shall not exceed One Hundred Thousand (100,000) shares. The limitations established by the preceding sentence shall be subject to adjustment as provided in Section 11 of the Plan.
4.2.    If any Option granted under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option may again be available for grant under the Plan.
SECTION 5

TYPE OF OPTION
Only “nonstatutory stock options” shall be granted under the terms of the Plan. For purposes of the Plan, the term “nonstatutory stock options” shall mean an option which does not qualify under Section 422 or 423 of the Internal Revenue Code of 1986, as amended.

SECTION 6

GRANT OF OPTION
6.1.    Each Non-Employee Director shall receive a grant of Options pursuant to this Plan on the first business day after the date such Plan is approved by the Company’s stockholders. Thereafter, each Non-Employee Director shall automatically be granted Options each year on the first business day following the day of the Annual Meeting of Stockholders of the Company as provided in Section 6.2.
6.2.    Each Non-Employee Director shall receive, on an annual basis, an Option to purchase One Thousand (1,000) shares of the Company’s Common Stock, subject to adjustment only as provided in Section 11 of the Plan. If the number of shares then remaining available for the grant of Options under the Plan is not sufficient for each Non-Employee Director to be granted an Option for One Thousand (1,000) shares (or the number of adjusted shares pursuant to Section 11), then each Non-Employee Director shall be granted an Option for a number of whole shares equal to the number of shares then remaining available divided by the number of Non-Employee Directors, disregarding any fractions of a share.
6.3.    Except as otherwise provided in this Plan, each annual grant of an Option shall vest and become exercisable in four equal installments of Two Hundred Fifty (250) shares beginning six (6) months from the grant date and on each anniversary of the first vesting date.
6.4.    Subject to Section 9, each Option shall be exercisable for ten (10) years from the date of grant and shall expire thereafter. An Option, to the extent exercisable at any time, may be exercised in whole or in part.
6.5.    All Options shall be confirmed by an agreement, or an amendment thereto (“Option Agreement”), setting forth the terms and conditions which shall apply to such Options and which shall be executed on behalf of the Company by the Chief Executive Officer and by the grantee.
SECTION 7

OPTION PRICE
7.1.    The Option price per share shall be One Hundred percent (100%) of the Fair Market Value (as defined in Section 7.2) of one share of Common Stock on the date the Option is granted (the “Option Price”).
7.2.    As used in this Plan, the term “Fair Market Value” shall be deemed to be the closing price of the Company’s Common Stock as reported on the National Association of Securities Dealers Automated Quotations System (or the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Common Stock is listed at the time) (“NASDAQ”) on the date the Option is granted. If there is no NASDAQ closing price quotation for such date, then the Fair Market Value shall be determined by reference to the NASDAQ closing price quotation for the next preceding day on which a closing price quotation is reported by NASDAQ.
7.3.    The Option Price shall be subject to adjustment only as provided in Section 11 of the Plan.
SECTION 8

EXERCISE OF OPTIONS
8.1.    A Non-Employee Director electing to exercise an Option shall give written notice to the Company of such election and of the number of shares of Common Stock he or she has elected to purchase, in such form as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full Option Price of the shares of Common Stock he or she has elected to purchase.
8.2.    The Option Price shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order); provided, however, that in lieu of cash, the person exercising the Option may pay the Option Price in whole or in part by delivering to the Company shares of the Common Stock owned by him or her and having a fair market value on the date of exercise equal to the cash Option Price applicable to his or her Option or by any other method as the Committee may provide from time to time, except that (i) any portion of the Option Price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of the Common Stock which have been held for less than six (6) months may be delivered in payment of the Option Price of an Option. Delivery of shares may also be accomplished through the effective transfer to the Company of shares held by a broker or other agent.
8.3.    Notwithstanding the provisions of Section 8.2 above, the exercise of the Option shall not be deemed to occur and no shares of Common Stock will be issued by the Company upon exercise of the Option until the Company has received payment of the Option Price in full.
8.4.    Promptly after receiving payment of the Option Price of the shares of Common Stock as to which an Option is exercised, the Company shall deliver to the Non-Employee Director or to such other person as may then have the right to exercise the Option or as directed by the Non-Employee Director or such other person a certificate or certificates for the Common Stock for which the Options have been exercised.
8.5.    A grantee shall have no rights as a stockholder with respect to any shares covered by his or her Option(s) until such Common Stock has been paid for in full and issued to such person. No adjustments shall be made for dividends (ordinary or extraordinary), whether in cash, securities or other property, or distributions or other rights, for which the record date is prior to the date such stock certificate is issued, except as provided in Section 11 hereof.
8.6.    Payment of the Option Price with shares of Common Stock shall not increase the number of shares of Common Stock which may be issued under the Plan as provided in Section 4 above.
8.7.    Notwithstanding any provision of the Plan or any provision or limitation in any Option to the contrary, if there occurs a “Change of Control” of the Company (as defined below), then all outstanding Options held by grantees who, at the time of the Change in Control are Non-Employee Directors, may be exercised with respect to all shares of Common Stock subject thereto at any time following the occurrence of such Change of Control of the Company until the expiration date specified in the applicable Option Agreement. As used herein, a “Change of Control” shall mean:
(a)    any Person (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (“Outstanding Company Voting Securities”); provided, however, that the event described in this subsection (a), shall not be deemed a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any corporation controlled by the Company, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction (as defined in subsection (c) below), (v) pursuant to any acquisition by a Non-Employee Director or any group of persons including a Non-Employee Director (or any entity controlled by a Non-Employee Director or any group of persons including you), (vi) a transaction (other than one described in subsection (c) below) in which Outstanding Company Voting Securities are acquired from the Company, if a majority of the Continuing Directors (as defined in subsection (b) below) approve a resolution providing expressly that the acquisition pursuant to this clause (vi) does not constitute a Change in Control under this subsection (a) for any or all purposes of the Plan or (vii) any acquisition by a Person of 20% of the Outstanding Company Voting Securities as a result of an acquisition of common stock of the Company by the Company which, by reducing the number of shares of common stock of the Company outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Outstanding Company Voting Securities; provided, however, that if a Person shall become the beneficial owner of 20% or more of the Outstanding Company Voting Securities by reason of a share acquisition by the Company as described above and shall, after such share acquisition by the Company, become the beneficial owner of any additional shares of common stock of the Company, then such acquisition shall constitute a Change in Control;
(b)    individuals who, on April 26, 2002, constitute the Board (“Continuing Directors”), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election or nomination for election was approved by a vote of at least a majority of the Continuing Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be a Continuing Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a Continuing Director;
(c)    the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination are Continuing Directors (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); provided, however, that if Continuing Directors constitute a majority of the Board immediately following the occurrence of a Business Combination, then a majority of Continuing Directors in office prior to the Consummation of the Business Combination may approve a resolution providing expressly that such Business Combination does not constitute a Change in Control under this subsection (c) for any and all purposes of the Plan;
(d)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or
(e)    the consummation of an agreement (or agreements) providing for the sale or disposition by the Company of all or substantially all of the Company’s assets other than a sale or disposition which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent 50% or more of the combined voting power of the Company or such surviving entity outstanding immediately after such sale or disposition.

SECTION 9

RESTRICTIONS ON TRANSFERABILITY OF OPTIONS
9.1.    No Option shall be assignable or transferable by the grantee, and no right or interest of any grantee shall be subject to any lien, obligation or liability of the Non-Employee Director except by Will, or if the Grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All Options shall be exercisable during the lifetime of the grantee only by the grantee or the grantee’s guardian, conservator or legal representative. Notwithstanding the immediately preceding sentence, subject to the requirements of applicable law or any stock exchange, a Non-Employee Director may transfer any Options granted to him pursuant to the Plan to one or more of his or her immediate family members or to trusts established in whole or in part for the benefit of the Non-Employee Director and/or one or more of such immediate family members. During the lifetime of the Non-Employee Director, Options shall be exercisable only by the Non-Employee Director or by the immediate family member or trust to whom such Options have been transferred in accordance with this Section 9.1.
9.2.    If a grantee ceases to be a Non-Employee Director of the Company for any reason prior to a Change in Control, any outstanding Options held by the grantee shall be exercisable according to the following provisions:
9.2.1.    If a grantee ceases to be a Non-Employee Director of the Company for any reason other than disability, death or retirement, any outstanding Options held by such grantee shall terminate as of the date on which the grantee ceases to be a Non-Employee Director of the Company;
9.2.2.    If, during his or her term of office as a Non-Employee Director, a grantee dies or becomes unable to serve as a director of the Company due to physical and/or mental disability, any outstanding Options held by the grantee, which are exercisable by the grantee immediately prior to his or her death or disability, shall be exercisable at any time prior to the expiration date of such Options or within one (1) year after the date of the grantee’s disability or death, whichever period is longer, by the grantee’s guardian, conservator, legal representative, executor or administrator, unless the grantee’s Will specifically disposes of such Option, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee’s legal representative or the recipient of a specific disposition under the grantee’s Will shall be entitled to exercise any Option pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Option Agreement which would have applied to the grantee.
9.2.3.    Upon the retirement of a Non-Employee Director on or after April 26, 2002, any outstanding Options held by the grantee and which are exercisable by the grantee immediately prior to his or her retirement, shall be exercisable at any time prior to the expiration date of such Options or within three (3) years after the date of the grantee’s retirement, whichever period is shorter.

SECTION 10
AMENDMENT OR TERMINATION OF THE PLAN
The Board may at any time terminate, annul, amend, modify or suspend the Plan, subject to the following conditions:
10.1.    No termination of the Plan shall terminate any outstanding Options granted under the Plan.
10.2.    No amendment of the Plan shall be made without stockholder approval if stockholder approval of the amendment is at the time required for Options under the Plan to qualify for the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3, or any successor Rule, or by the rules of any stock exchange on which the Common Stock may then be listed.
10.3.    The Board cannot amend, modify, suspend, or terminate the Plan in such a way that materially adversely affects any Options previously granted under the Plan without the consent of the grantee.
10.4.    Without the approval of the stockholders of the Company, no amendment or modification shall be made by the Board that:
10.4.1.    Increases the maximum number of shares as to which Options may be granted under the Plan;

10.4.2.    Alters the method by which the Option Price is determined;
10.4.3.    Extends any Option for a period longer than 10 years after the date of grant;
10.4.4.    Materially modifies the requirements as to eligibility for participation in the Plan;
10.4.5.    Provides for the administration of the Plan by a Committee that is not composed entirely of officers of the Company who are not eligible to participate in the Plan;
10.4.6.    Causes the Options granted under the Plan not to qualify for the exemption provided by Rule 16b-3, or any successor Rule; or
10.4.7.    Alters this Section 10 so as to defeat its purpose.
10.5.    Notwithstanding anything contained in this Section 10 or any other provision of the Plan or any Option Agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for the Options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Exchange Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Options theretofore granted under the Plan notwithstanding any contrary provisions contained in any Option Agreement. In the event of any such amendment to the Plan, the holder of any Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability of such Option, execute a conforming amendment in the form prescribed by the Committee to their Option Agreement within such reasonable time as the Committee shall specify in such request. Pursuant to this provision, the Board may take any action with respect to this Plan or any Option granted hereunder that may be taken by the Committee if it determines, in its sole discretion, that such action should be taken by the Board, rather than by the Committee, in order for the Options or the exercise thereof to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Exchange Act).

SECTION 11
CHANGES IN CAPITALIZATION
11.1.    In the event that the shares of stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then, subject to the provisions of Section 11.3 below, the Committee may make such substitution for or addition to each share of stock of the Company which was theretofore appropriated, or which thereafter may become subject to an Option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the stock of the Company shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be amended as to price and other terms, as may be necessary to reflect the foregoing events.
11.2.    Fractional shares resulting from any adjustment in Options pursuant to this Section 11 shall be rounded up to the nearest whole number.
11.3.    To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Company to each holder of an Option which shall have been so adjusted.
11.4.    The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganization or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.
11.5.    Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into or exchangeable for shares of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Stock subject to any grant of Options.

SECTION 12

MISCELLANEOUS
12.1.    Each Option under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any stock exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such Option may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
12.2.    The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options (whether or not such persons are similarly situated).

12.3.    All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of Utah without giving effect to principles of conflict of laws.
12.4.    If any of the provisions of this Plan or any Option Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.
12.5.    Except as expressly provided therein, neither the Plan nor any Option Agreement shall confer on any person other than the Company and the grantee of any Option any rights or remedies thereunder.
12.6.    The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

SECTION 13

EFFECTIVE DATE AND DURATION OF PLAN
The Plan shall become effective upon approval by the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at a duly called and convened meeting of the Company’s stockholders. If such approval is obtained at the Annual Meeting of Stockholders in 1996, the Plan shall be effective on the date of such meeting, the first Options shall be granted on the first business day thereafter and the last Options granted under this Plan shall be granted on the first business day after the Annual Meeting of Stockholders in 2005.
APPROVED AND ADOPTED BY THE SHAREHOLDERS ON 26 April 1996.